Exhibit 10.2

CONN’S, INC.
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
Non-Employee Director’s Restricted Stock Units — Deferral Election Form
A Participant in the Conn’s, Inc. Non-Employee Director Restricted Stock Plan (the “Plan”) may use this form to elect to defer all or a portion of the Restricted Stock Units (“RSUs”) that may be granted to the Participant in _____ under the Plan. If you elect deferral, your ____ RSUs will be settled in accordance with your elections and other terms set forth below. Deferrals are subject to all terms of the Plan, the applicable Award Agreement, and any procedures adopted by the Compensation Committee of the Board of Directors of Conn’s, Inc. (the “Company”) hereunder (collectively, the “Governing Documents”), which terms are incorporated herein by reference. In the event of your death, any vested and unsettled RSUs will be paid to, as applicable, your designated beneficiary or your estate in a single lump sum payment.
NOTE: If you fail to timely return this Deferral Election Form on or before ________________, you will be deemed to have elected not to defer any portion of the RSUs that may be granted to you. Your prior year’s election (if any) will not carry over.

Exhibit 10.2

1.	Name:________________________________

2.	I elect to defer _____% of the RSUs, if any, that may be granted to me by the Company on the day of or the day following the Company’s _____ annual meeting of stockholders (the “Covered RSUs”).

3.	Event that will trigger distribution and settlement of the Covered RSUs that vest (select only one):

	☐	At fixed date of _______ ___, 20__.

	☐	Upon attainment of age ____.

	☐	Upon my separation from service (as defined in Section 409A of the Code) with the Company.

4.	Form of distribution and settlement of the Covered RSUs that vest (select only one):

	☐	Lump sum distribution of shares of Common Stock.

☐
Equal annual installments of shares of Common Stock over a fixed period of ____ years (not exceeding five), commencing within 30 days of the selected distribution date under Item 3, above, with subsequent installments within 30 days of each following January 31. Each installment payment is to be treated as a right to a separate payment for purposes of Section 409A of the Code.

The undersigned hereby elects to defer receipt of the Covered RSUs in accordance with the Governing Documents and the elections set forth above. The undersigned acknowledges that this election will become irrevocable with respect to the Covered RSUs on _______________________.

Date:__________________
Director Signature: ___________________________________

You must return this form on or before _______________________ to:

Conn’s, Inc.
Attn: General Counsel
4055 Technology Forest Blvd
The Woodlands, TX 77381
Fax: 877-303-2445
Electronic Mail: Generalcounsel@conns.com